                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Experts" and to the use of our report dated March 11, 2005 (except Note 16, as to which the date is May 20, 2005) with respect to the financial statements and schedule of Colt Defense LLC in the Registration Statement (Form S-1 No. 333-00000) and the related Prospectus of Colt Defense Inc. for the registration of its common stock.

/s/ ERNST & YOUNG LLP

Hartford, Connecticut
June 1, 2005